GUARANTY
As a material inducement to Landlord to enter into the Lease Agreement, dated September 29, 2022 (the “Lease”), between PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation, as Tenant, and CRP/AI FREEPORT PARKWAY OWNER, L.P., a Delaware limited partnership, as Landlord, PFSWEB, INC., a Delaware corporation (“Guarantor”), hereby unconditionally and irrevocably guarantees the complete and timely performance of each obligation of Tenant (and any assignee) under the Lease, any extensions or renewals of and amendments to the Lease and to all new leases entered into by Landlord, its Affiliates, successors or assignees and Tenant, its Affiliates, successors, or assignees relating to space in the Project. This Guaranty is an absolute, primary, and continuing, guaranty of payment and performance (not collection) and is independent of Tenant’s obligations under the Lease. Guarantor (and if this Guaranty is signed by more than one person or entity, each Guarantor hereunder) shall be primarily liable, jointly and severally, with Tenant and any other guarantor of Tenant’s obligations. Guarantor waives any right to require Landlord to (a) join Tenant with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Tenant’s obligations under the Lease, (c) exercise any rights under Landlord’s remedies pursuant to the Lease, (d) take any action pursuant to applicable forcible entry and detainer statutes, or (e) pursue or exhaust any other person (including Tenant) or any other remedy in Landlord’s power. Guarantor’s liability under this Guaranty shall not exceed Tenant’s liability under the Lease. Further, any clauses providing limitation of liability, actions, payments or indemnities in favour of Tenant in the Lease shall apply to the Guarantor.
Until all of Tenant’s obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant. Landlord may, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time, compromise, extend, renew or otherwise modify any or all of the terms of the Lease by amendment, novation or otherwise (including a new lease, to the extent a court of competent jurisdiction determines any of the foregoing constitutes a new lease), or fail to perfect, or fail to continue the perfection of, any security interests granted under the Lease. Without limiting the generality of the foregoing, if Tenant elects to increase the size of the leased premises, extend or renew the lease term, or otherwise expand Tenant’s obligations under the Lease, Tenant’s execution of such lease documentation shall constitute Guarantor’s consent thereto (and such increased obligations of Tenant under the Lease shall constitute a guaranteed obligation hereunder); Guarantor hereby waives any and all rights to consent thereto. Guarantor waives any right to participate in any security now or hereafter held by Landlord. Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, dishonor and notices of acceptance of this Guaranty, and waives all notices of existence, creation or incurring of new or additional obligations from Tenant to Landlord. Guarantor further waives all defenses afforded guarantors or based on suretyship or impairment of collateral under applicable Law, other than payment and performance in full of Tenant’s obligations under the Lease. The liability of Guarantor under this Guaranty will not be affected by (a) the release or discharge of Tenant from, or impairment, limitation or modification of, Tenant’s obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (b) the rejection or disaffirmance of the Lease in any such proceeding; or (c) the cessation from any cause whatsoever of the liability of Tenant under the Lease, other than as a result of a default by Landlord.
Guarantor shall not, without the prior written consent of Landlord (a) assign or transfer this Guaranty or any estate or interest herein, whether directly or by operation of law, (b) permit any other entity to become Guarantor hereunder, or (c) if Guarantor is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Guarantor so as to result in a change in the current direct or indirect control of Guarantor; provided, Guarantor may assign this Guaranty to (i) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Guarantor, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Guarantor’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than ninety percent (90%) of the Tangible Net Worth of Guarantor as of the date hereof, or (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Guarantor’s assets if such entity's Tangible Net Worth after such acquisition is not less than ninety percent (90%) of the Tangible Net Worth of Guarantor as of the date hereof. In addition, if Tenant assigns the Lease to an entity having a Tangible Net Worth equal to or greater than the Tangible Net Worth of Guarantor as of the date hereof, Guarantor’s obligations under this Guaranty will not apply to any claims first arising from and after the date of such assignment.
Any and all remedies set forth in this Guaranty: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

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Guarantor represents and warrants, as a material inducement to Landlord to enter into the Lease, that (a) this Guaranty and each instrument securing this Guaranty have been duly executed and delivered and constitute legally enforceable obligations of Guarantor; (b) as of the date of execution of this Guaranty, there is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor, at law or in equity, or before or by any governmental authority, which might result in any materially adverse change in Guarantor’s business or financial condition; (c) execution of this Guaranty will not render Guarantor insolvent; (d) Guarantor expects to receive substantial benefits from Tenant’s financial success; and (e) this Guaranty may reasonably be expected directly or indirectly to benefit Guarantor.
Guarantor shall pay to Landlord all costs incurred by Landlord in enforcing this Guaranty (including, without limitation, reasonable attorneys’ fees and expenses). The obligations of Tenant under the Lease to execute and deliver estoppel and financial statements (including the time periods related thereto), as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Landlord in accordance with the terms of the Lease. All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Lease. All notices or other communications addressed to Guarantor shall be delivered at the address set forth below. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of Landlord’s successors and assigns.
This Guaranty will be governed by and construed in accordance with the laws of the State in which the Premises (as defined in the Lease) are located. The proper place of venue to enforce this Guaranty will be the county or district in which the Premises are located. In any legal proceeding regarding this Guaranty, including enforcement of any judgments, Guarantor irrevocably and unconditionally (a) submits to the jurisdiction of the courts of law in the county or district in which the Premises are located; (b) accepts the venue of such courts and waives and agrees not to plead any objection thereto; and (c) agrees that (i) service of process may be effected at the address specified herein, or at such other address of which Landlord has been properly notified in writing, and (ii) nothing herein will affect Landlord’s right to effect service of process in any other manner permitted by applicable law.
Guarantor acknowledges that it and its counsel have reviewed and revised this Guaranty and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Guaranty or any document executed and delivered by Guarantor in connection with the transactions contemplated by this Guaranty.
The representations, covenants and agreements set forth herein will continue and survive the termination of the Lease or this Guaranty to the extent Tenant’s obligations survive the expiration or earlier termination of the Lease. The masculine and neuter genders each include the masculine, feminine and neuter genders. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord. The words “Guaranty” and “guarantees” will not be interpreted to limit Guarantor’s primary obligations and liability hereunder.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAWS, GUARANTOR KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS GUARANTY, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION BETWEEN LANDLORD AND GUARANTOR OR ANY EXERCISE BY LANDLORD OR GUARANTOR OF ANY OF THEIR RESPECTIVE RIGHTS UNDER THIS GUARANTY OR IN ANY WAY RELATING TO THE PREMISES. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO THE LEASE. THIS WAIVER SURVIVES THE EXPIRATION OR TERMINATION OF THE LEASE AND THIS GUARANTY.
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Executed as of the Lease Date.
PFSWEB, INC.,
a Delaware corporation

By:
Name: Michael Willoughby
Title: Chief Executive Officer
ADDRESS:

505 Millennium Drive
Allen, TX 75013

Execution Date:_____________________

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4870-3030-3530v.4